Exhibit 10.33

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 203.406

COMMERCIAL LICENSE AGREEMENT

This Commercial License Agreement (“Commercial License”), effective the 15th day of April, 2010 (“Effective Date”), is made by and between Cargill, Inc., through its [***], having its principal place of business at [***] (hereinafter “Cargill”), and Bioamber S.A.S., having a place of business at Route de Bazancourt, F-51110, Pomacle France (“Bioamber”). Cargill and Bioamber are referred to herein as “Parties”, in singular or plural usage, as required by context.

WHEREAS, Cargill has developed a yeast strain designated CB1 for [***] and related research tools for modifying CB1, which are protected by Licensed Patents (as defined in Section 1.3 below);

WHEREAS, Bioamber has engaged Cargill under the Development Agreement, to which this Commercial License is an Exhibit, to further develop or modify CB1 with the goal of [***] to produce succinic acid and salts thereof;

WHEREAS, the Parties also desire to enter into this Commercial License concurrently with the Development Agreement for the purpose of Cargill granting and Bioamber acquiring certain rights to commercialize the CB1 strain, Improvements made under the Development Agreement, and related patent rights for [***] as specified in this Commercial License under its terms and conditions;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Parties agree as follows:

1. DEFINITIONS

1.1 “CB1 Strain” shall mean Modified CB1 as defined in the Development Agreement between the Parties.

1.2 “Confidential Information” shall mean all information related to this Commercial License in any form disclosed in any manner by or on behalf of one Party to the other Party during the term of this Commercial License. Without limitation, Confidential Information shall include information about products, raw materials, samples, packaging, manufacturing processes, financial information, research information, tools, business plans, customer lists and supplier lists.

1.3 “Licensed Patents” shall mean those patents and patent applications defined in Section 2.5 of the Development Agreement and in Exhibit B thereto provided that those patents and patent applications listed in Exhibit B under the heading of [***] are only to be included within the term “Licensed Patents” in the event that Bioamber exercises its option under Section 3 of the Development Agreement.

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1.4 “Know-How” shall mean information developed by Cargill during the Development Agreement and this Commercial License concerning the use of CB1 Strain for the production of Product. Information relating to the Licensed Tool Kit (as defined in the Development Agreement) and the Licensed Tool Kit itself used to genetically modify CB1 Strain shall not be included within Know-How.

1.5 “Product” shall mean [***], and, in the event that Bioamber exercises its option under Section 3 of the Development Agreement, “Product” shall also mean [***].

1.6 “Improvements” shall mean those inventions or discoveries that are defined in Section 5.2 of the Development Agreement, including “Bioamber Improvements”, “Cargill Improvements”, and “Joint Improvements” as those terms are defined in Section 5.2 of the Development Agreement and used in this Commercial License.

1.7 “Net Sale(s)” shall mean the gross sale or transfer quantity [***] measured in US pounds that is made by Bioamber and its sublicensees and sold or otherwise transferred to any third party or to Bioamber itself less allowed Product returns and reasonable Product allowances given by Bioamber and its sublicensees, all as determined by Bioamber’s standard accounting practices. For purposes of clarity, Product allowances shall not include discounts given to customers in the form of Product credits.

1.8 “Quarter” shall mean a three month time period from January 1 to March 31, April 1 to June 30, July 1 to September 30, or October 1 to December 31 in any year during the term of this Commercial License.

1.9 [***]

1.10 “Affiliates” shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with such person or entity, and is identified in writing and included in Exhibit X, which may be updated periodically as mutually agreed by the Parties. For purposes of the preceding sentence, “control” means the right to control, or actual control of, the management of such other entity, whether by ownership of securities, by voting rights, by agreement or otherwise. Neither Party’s Affiliates are included under the rights and obligations of the provisions of this Commercial License unless done so by an explicit reference.

1.11 As used throughout this Commercial License, (i) “sublicense” shall mean any agreement between Bioamber and a third party (including Affiliates) granting the third party commercial rights under or to any CB1 Strain, Licensed Patents, Know-How and/or Improvements, and (ii) “sublicensee” shall mean any such third party entering into such sublicense with Bioamber.

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2. CB1 STRAIN DEVELOPMENT AND REGULATORY APPROVAL

2.1 The Parties will attempt to develop CB1 Strain under the terms of the Development Agreement for the purpose of the commercialization of the Product.

2.2 Bioamber agrees to use its best efforts to obtain the regulatory approvals necessary to make and sell, or otherwise transfer, Products throughout the world.

3. CONFIDENTIAL INFORMATION,AND TRANSFER AND USE OF STRAINS

3.1 Both Parties agree that Confidential Information under this Commercial License is subject to the terms and conditions governing “Confidential Information” under Section 4 of the Development Agreement, including the exclusions therein. Notwithstanding the foregoing, Bioamber shall be permitted to disclose Confidential Information to its shareholders (DNP Green Technology, Inc. and Agro-Industrie Recherches & Développements, S.A.) and to its sublicensees or potential sublicensees who are bound by an executed confidentiality agreement with terms equivalent to those in the Development Agreement, subject to the requirements for biological materials specified in Section 3.2 below.

3.2 Bioamber shall not transfer or provide any CB1 Strain, or related biological materials, or biological materials derived from CB1 Strain to any third party, including Affiliates, unless (i) there is a written material transfer agreement in place with such third party that strictly limits such third party to non-commercial evaluation or testing of such strains or material and prohibits such third party from providing the strain or material to any other party, (ii) there is a written sub-license agreement in place under this Commercial License with such third party as provided under Section 4.2; and (iii) such third party is obligated not to file patent applications utilizing any data or results learned or obtained while evaluating CB1 Strain. In no event will Bioamber transfer the Licensed Tool Kit to any third party, except as provided in Section 2.5 of the Development Agreement.

3.3 Upon termination of this Commercial License for any reason (including the end of its term), Bioamber shall destroy and have its sublicensees destroy any and all CB1 Strain and any other biological materials relating to this Commercial License in their possession, and Bioamber shall certify such destruction in writing to Cargill, except with regard to sublicensees as provided in Section 4.3 of this Commercial License.

3.4 Bioamber shall have the first right to enforce the terms in the Sublicense Agreement with respect to the use and custody of the CB1 Strain. In the event Bioamber fails to enforce such provisions in the Sublicense Agreement within a reasonable period of time, Cargill shall have the right to step in as a named party and enforce such provisions, and Bioamber shall provide assistance thereto.

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3.5 Notwithstanding any other provision of this Commercial License, Bioamber shall use all reasonable efforts to ensure that no samples of the CB1 Strain are taken from its facilities, (i) Bioamber shall use the CB1 Strain only for the production of Product within the scope of the rights it is granted under Section 4 of this Commercial License, subject to the limitations specified in that section, (ii) Bioamber shall not reverse engineer, analyze, attempt to analyze, or have analyzed the physical or genetic structure of the CB1 Strain, and (iii) Bioamber shall not modify the CB1 Strain in any way or use it to develop other biological materials for any purpose whatsoever. Bioamber shall require its sublicensees to comply with the provisions set forth in this Section 3.5.

4. GRANTS TO BIOAMBER AND CARGILL, AND CARGILL OPTION

4.1 Subject to the terms and conditions of this Commercial License, Cargill hereby grants to Bioamber an exclusive, worldwide, royalty bearing license with a limited right to sublicense, subject to Section 4.2, under and to Licensed Patents, the CB1 Strain, the Know-How, Cargill Improvements, and Joint Improvements to make, have made, use, sell or otherwise transfer, offer for sale, export, and/or import the Product only.

4.2 Bioamber’s license under Section 4.1 and ownership rights under the Development Agreement include the right to grant sublicenses according to the following requirements:

a. Bioamber will be responsible for reporting on and paying all royalties that are due to Cargill in accordance with Section 5 of this Commercial License for Product sold or otherwise transferred by any of Bioamber’s sublicensees.

b. Any sublicenses granted by Bioamber under this Section 4.2 shall be in writing (“Sublicense Agreement”) and, prior to Bioamber granting any sublicenses to third parties, Cargill shall have the right to review and approve such Sublicense Agreement that will be used as a template for the sublicensing of the CB1 Strain. Any sublicenses granted by Bioamber under this Section 4.2 shall be subject to the terms and conditions of this Commercial License, including but not limited to the obligations on Bioamber concerning confidentiality and material transfer provisions as set forth in Section 3. [***].

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c. No sublicensee under this Commercial License may grant any third party or any Affiliate of the sublicensee any rights in, any access to, or any copies or samples of the Licensed Patents, the CB1 Strain (and any related biological materials and biological materials derived from CB1 Strain), the Know-How, Cargill Improvements, Joint Improvements, and Confidential Information for any purpose.

d. Any non-remedied breach by a sublicensee of the terms of its sublicense or the requirements of this Commercial License shall not be considered to be a breach by Bioamber of this Commercial License.

e. Only the final commercial strains of CB1, which are adapted for commercially manufacturing Product will be provided to sublicensees. Additionally, Know-How may be provided to sublicensees, but in no event will the Licensed Tool Kit and pre-commercial CB1 strains be provided to sublicensees.

4.3 Effective on the date this Commercial License is terminated for any reason, prior to the end of its term (the “Termination Date”), and provided that any Bioamber sublicensee is not then in default under the terms of the sublicense to which it is a party, then Bioamber hereby assigns to Cargill those of its rights, title and interest under any such sublicense that are in effect on the Termination Date that relate to the license granted herein, including the right to receive the portion of the income from the sublicense that relates to the license provided herein, and Cargill undertakes to respect the terms of any such sublicense as though Cargill itself had contracted directly with such sublicensee, in accordance with the terms of any such sublicense so long as any such sublicensee respects the terms of its sublicense.

4.4 At any time up until the fifth anniversary of the completion of Milestone 3 as referenced in Section 2.3 of the Development Agreement and described in Exhibit A to the Development Agreement, Cargill shall have the options to [***]

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4.5 Bioamber hereby grants to Cargill anexclusive, worldwide, royalty-free license with an unlimited right to sublicense under and to Bioamber Improvements to make, have made, use, sell or otherwise transfer, offer for sale, export, and/or import any and all products and services excluding the Product only.

4.6 This Commercial License shall serve as the framework for additional license grants should Bioamber exercise its option to [***] pursuant to Section 3 of the Development Agreement, and subject to the terms and conditions specified in Section 3 of the Development Agreement.

4.7 Cargill reserves any and all rights under and to Licensed Patents, the CB1 Strain, the Know-How, Cargill Improvements, Cargill Confidential Information, the Licensed Tool Kit, and Joint Improvements that are not exclusively granted to Bioamber under Section 4.1 of this Commercial License.

5. PAYMENTS, ROYALTIES, AND OTHER CONSIDERATION

5.1 In consideration of the rights granted to Bioamber under this Commercial License, including the grants under Section 4.1 herein, and the rights granted to Bioamber respecting Bioamber Improvements and Joint Improvements as specified in the Development Agreement, Bioamber agrees to the provisions of this Section 5. The Parties acknowledge and agree that the payments provided in this Section 5 and the obligations for sublicenses under Section 4.2 shall apply without regard to (i) what, if any patents issue respecting Licensed Patents and/or Improvements, the countries in which such patents issue, the scope of such patents, and whether or not any such patents are necessary or used to make, have made, use, sell or otherwise transfer, offer for sale, export, and/or import a Product and (ii) which party owns the CB1 Strain, Confidential Information, Licensed Patents, Know-How, and/or Improvements that may be necessary or used to make, have made, use, sell or otherwise transfer, offer for sale, export, and/or import a Product.

5.2 Bioamber shall pay an up-front fee to Cargill as specified in Section 2.1 of the Development Agreement. Bioamber shall also pay Cargill the milestone fees as specified in Section 2.3 of the Development Agreement.

5.3 Bioamber shall pay Cargill a royalty based on the Net Sale of the Product during each calendar quarter at the following rate: [***]. Bioamber shall be responsible for making the payments due to Cargill for its own Net Sales and the Net Sales of its sublicensees.

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5.4 Within sixty (60) days of the last day of each Quarter, Bioamber shall submit to Cargill quarterly reports and royalty payments for each immediately preceding Quarter. Each report shall contain the amount of Net Sales of Product in the preceding Quarter and the total amount of royalties due to Cargill.

5.5 Bioamber and its sublicensees shall keep complete, true and accurate books and records for the purpose of determining and verifying royalty and other payment obligations under this Section 5, including those specified in 5.3 and in 5.10. Bioamber agrees to permit its books and records to be examined by an independent auditor not more than once per year, for the purpose of verifying the payments for Cargill. Bioamber will ensure that sublicensees’ books and records can be examined by an independent auditor on an annual basis on Cargill’s behalf solely to ensure compliance with this Section 5. Bioamber will keep, and will ensure that its sublicensees keep, these books and records for a minimum of five (5) years following the end of the calendar year to which they pertain. Cargill will pay all costs associated with any audits for this purpose, however in the event such audit reveals a discrepancy greater than [***] of the total amount of royalties owed to Cargill, Bioamber agrees to pay for the cost of such audit (including sublicensee audits).

5.6 Any payments to be made hereunder that remain due and unpaid after a period of sixty (60) calendar days after the date due shall accrue interest compounded daily, commencing as of the date payment was first past due, at the prime interest rate of Citibank, N.A., in effect on the first day of the calendar month in which the payment first becomes overdue.

5.7 No part of any amount payable to Cargill by Bioamber may be reduced due to any counterclaim, set off, adjustment or other right.

5.8 If in any one year period commencing with the Effective Date or the annual anniversary thereof the total royalty payments made by Bioamber to Cargill is less than $[***] United States dollars, Bioamber shall make additional payment to Cargill to bring the total to $[***] United States dollars within thirty (30) days of the end of that one year period. In the event that Bioamber’s royalty payments owed in any given year are less than $[***] and Bioamber elects not to pay an additional amount to bring the total to $[***], Cargill’s sole remedy shall be to transform the license it granted to Bioamber under Section 4.1 from an exclusive to a non-exclusive license by written notice to Bioamber. Upon such written notice, (i) Cargill shall have the right to freely license others with respect to the rights granted to Bioamber under Section 4.1 without any accounting to Bioamber and (ii) Bioamber shall and hereby does grant to Cargill a non-exclusive, worldwide, royalty-free license, with an unlimited right to sublicense, under and to Bioamber Improvements to make, have made, use, sell or otherwise transfer, offer for sale, export, and/or import [***]. Except as specified in this Section 5.8, such conversion of the exclusive grant by Cargill under Section 4.1 to a non-exclusive grant shall not otherwise change any term or obligation of this Commercial License, including Bioamber’s payment obligations. For the [***] after the Effective Date or up until [***] following completion of Milestone 3 as specified in the Development Agreement, whichever occurs first, the amount paid by Bioamber to Cargill for development work under the Development Agreement in [***] commencing with the Effective Date or the annual anniversary thereof (but not including any up-front or milestone payments) [***].

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5.9 In the event that (i) Milestone 3 as specified in the Development agreement is achieved, (ii) the CB1 Strain and fermentation protocols are successfully scaled up, (iii) Bioamber receives any applicable and necessary regulatory approvals to use the CB1 Strain to make and sell Product in any country, and (iv) the economics of using the CB1 Strain technology is no less favorable than use of Bioamber’s current E. coli strain technology (including OPEX and CAPEX economic considerations), then [***].

5.10 In addition to the royalties specified in this Section 5, including royalties for sales and other transfers of Product by sublicensees, Bioamber shall make the following calculation and payment to Cargill. [***]

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6. INTELLECTUAL PROPERTY

6.1 Intellectual property rights, including rights respecting Improvements, are subject to the provisions of Section 5 of the Development Agreement and the terms of this Commercial License.

7. TERM AND TERMINATION

7.1 The term of this Commercial License shall be from the Effective Date and will continue either (a) until no issued Licensed Patents and no issued patents respecting Improvements remain valid and enforceable, or (b) [***] years after the date of first commercial sale of Product made in a fully-operational plant (not a sale from a pilot plant), whichever is sooner. Following this initial term (the “Initial Term”), this Commercial License shall automatically renew for successive [***], and Bioamber shall provide Cargill at least six (6) month notice in the event it decides to terminate this Commercial License prior to any extensions of the Initial Term. Bioamber shall provide written notice to Cargill as to the date of such first commercial sale and in the event of a dispute the Parties shall resolve such dispute in good faith. Termination of the Development Agreement for any reason, including its end of term, will not terminate this Commercial License.

7.2 Following the Initial Term, Section 5.3 of this Commercial License shall only apply to the production of sublicenses that continue to pay licensing revenues to Bioamber (“Eligible Production”). The Eligible Production for the purposes of calculating Section 5.3 of this Commercial License shall be determined each three-month period during such an extension period. Notwithstanding the foregoing, Bioamber, should it elect to do so, shall continue to pay the annual minimum royalty provided in Section 5.8.

7.3 Either Party may terminate this Commercial License at any time for a material breach by the other Party, provided (i) that the Party alleging the breach provides the other with written notice specifying the breach, and (ii) the breach is not cured within one hundred twenty (120) days. To the extent permitted under applicable law, either Party may terminate this Commercial License in the event of the other Party’s bankruptcy, insolvency, or the filing of a petition therefore. A Party shall promptly give the other Party notice of its bankruptcy, insolvency, or intent to file a petition therefore, whereupon the other Party may immediately terminate this Commercial License on written notice to that Party.

7.4 Bioamber may terminate this Commercial License upon ninety (90) days written notice to Cargill.

7.5 Termination of this Commercial License for any reason, including the end of its term, terminates all rights and obligations hereunder, including licenses and sublicenses, except as otherwise specified in this Commercial License.

7.6 Upon termination of this Commercial License by Bioamber pursuant to Section 7.4 or upon Cargill’s termination of this Commercial License pursuant to Section 7.3 as a result of Bioamber’s breach: (i) all of Bioamber’s rights specified in Sections 5.2.1 and 5.2.2 in the Development Agreement terminate; (ii) Bioamber shall and hereby does assign to Cargill all

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of its rights, title and interest in and to Bioamber Improvements and Bioamber will have no remaining rights respecting Bioamber Improvements; and (iii) such termination shall have no affect whatsoever on any license or other intellectual property rights granted from Bioamber to Cargill under the terms of the Commercial License or the Development Agreement.

7.7 Expiration or termination of this Commercial License shall not: (a) relieve Bioamber or its sublicensees of their obligation to make payments or fulfill any obligations to Cargill incurred prior to expiration or termination including quarterly payments for a completed milestone, other royalty and payment obligations, and a pro rata portion of the minimum payment due for the partial year as of the date of termination, or (b) relieve Cargill of its obligations to Bioamber incurred prior to expiration or termination.

7.8 Material breach of this Commercial License by Bioamber shall include, but not be limited to, the failure of Bioamber to use its best efforts to seek regulatory approval pursuant to Section 2.2 or pay any amounts due under Section 5.

7.9 Expiration or termination of this Commercial License, however effectuated, shall not release the Parties from their rights and obligations incurred prior to the expiration or termination of this Commercial License. Except as otherwise provided in this Commercial License, the following provisions survive any expiration or termination of this Commercial License: Sections 3 (Confidential Information & Transfer of Strains), 4.3, 4.4, 4.5, 5 (Payments, Royalties, and Other Consideration, except for Sections 5.8 (Bioamber’s obligation to pay the $[***] annual minimum payment shall not survive, but Cargill’s license and rights granted thereunder shall survive), 5.9 and 5.10), 6 (Intellectual Property), 7 (Term and Termination), 8 (Disclaimer of Warranty, Limitation of Liability), 9 [***], and 10 (Miscellaneous).

8. DISCLAIMER OF WARRANTY, LIMITATION OF LIABILITY

8.1 CARGILL EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE.

8.2 SUBJECT TO SECTION 8.1, BOTH PARTIES EXPRESSLY DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, EXPRESSED OR IMPLIED, OF NON INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS OR OTHER CONFIDENTIAL INFORMATION.

8.3 SUBJECT TO SECTIONS 8.1 AND 8.2, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY, OR TO THE OTHER PARTY’S OFFICERS, EMPLOYEES OR REPRESENTATIVES, OR TO ANY THIRD PARTY, FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND (INCLUDING, BUT NOT LIMITED TO, LOST BUSINESS, LOST PROFITS, DAMAGE TO GOODWILL OR REPUTATION AND/OR DEGRADATION IN VALUE OF BRANDS, TRADEMARKS, TRADENAMES, SERVICE NAMES OR SERVICE MARKS) WHETHER ARISING OUT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE, FAILURE TO WARN OR STRICT LIABILITY) OR OTHERWISE.

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8.4 Cargill and its Affiliates shall not be liable to Bioamber, and Bioamber shall indemnify and hold harmless Cargill and its Afffiliates for any loss, claim, damage, or liability, of whatsoever kind or nature, which may arise from or in connection with Bioamber’s and Bioamber’s sublicensee’s use, handling, or storage of CB1 Strain and/or Confidential Information received from Cargill.

9. [***]

10. MISCELLANEOUS

10.1 This Commercial License is personal to the parties hereto and shall not be assigned by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, no assignment of this Commercial License shall be made effective unless (i) any breach or default of the intended assignor is cured by either the intended assignor or the intended assignee, or (ii) the intended assignee can give reasonable assurances of its ability to comply with the terms and conditions of this Commercial License, and to fulfill its intent. This Commercial License shall be binding upon and shall inure to the benefit of the Parties and their permitted successors and assigns.

10.2 All notices and reports respecting this Commercial License shall be sent via facsimile, mail, or electronically to the appropriate address of the Party as given below. If either Party wishes to change its address for notification, it shall promptly notify the other Party in writing of such change of address.

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If to Cargill:	[***]

with a copy to:	Cargill Incorporated
[***]

If to Bioamber:	[***]
Bioamber SAS
1250 Rene-Levesque West
Suite 4110
Montreal, Quebec
Canada
H3B4W8
[***]

with a copy to:	[***]
Boivin Desbiens Senecal, g.p.
[***]

10.3 Nothing contained herein shall limit the right of any Party to seek specific performance, injunctive relief or other non-monetary remedies in any court of competent jurisdiction.

10.4 If any provision or covenant, or any part thereof, of this Commercial License should be held by any court of competent jurisdiction to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Commercial License, all of which shall remain in full force and effect.

10.5 This Commercial License shall be governed, interpreted, and construed in accordance with the laws of Minnesota without regard to the principles of conflicts of laws.

10.7 This Commercial License and the Development Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereto, and no other representations, guarantees, covenants, or agreements shall be binding or affect any provisions hereof. This Commercial License may be modified only in a written amendment signed by both Parties hereto. In the event that the terms of this Commercial License conflict with the Terms of the Development Agreement, this Commercial License shall control. Provisions of the Development Agreement which are referenced by this Commercial License shall survive termination or end of term of the Development Agreement for the purpose referenced in this Commercial License.

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IN WITNESS WHEREOF, the Parties hereto have executed this Commercial License the day, month, and year first above written.

Cargill, Inc.		Bioamber S.A.S.

By:	/s/ [***]	By:	/s/ J.F. Huc
Name:	[***]	Name:	J.F. Huc
Title:	[***]	Title:	Director General
Date:	4/16/10	Date:	April 15 2010

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EXHIBIT X

Affiliates

The following shareholders of Bioamber, until such time that they cease to be a shareholder of Bioamber, at which point they will no longer be considered Affiliates:

DNP Green Technology

Agrorecherches et Developpement (ARD)

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EXHIBIT Y

Prohibited Geographies

[***]

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Exhibit Z

Cargill’s Guiding Principles

Guiding Principles

•	Cargill will comply with the laws of all countries to which it is subject.

•	Cargill will not knowingly assist any third party to violate any law of any country, by creating false documents or by any other means.

•	Cargill will not pay or receive bribes or participate in any other unethical, fraudulent, or corrupt practice.

•	Cargill will always honor all business obligations that it undertakes with absolute integrity.

•	Cargill will keep its business records in a manner that accurately reflects the true nature of its business transactions.

•

Cargill managers and supervisors will be responsible that employees, consultants and contract workers under their supervision are familiar with applicable laws and company policies and comply with them. Further, they will be responsible for preventing, detecting, and reporting any violations of law of Cargill policies.

•	Cargill employees will not become involved in situations that create a conflict of interest between the company and the employee.

•	Every year, all Cargill employees sign an agreement to live these principles.

Compliance Policy on Intellectual Property

[*** 2 pages omitted.]

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AMENDMENTS TO COMMERCIAL LICENSE AGREEMENT AND DEVELOPMENT AGREEMENT

WHEREAS, Cargill, Incorporated (“Cargill”) and BioAmber S.A.S. (“Bioamber”) entered into a Development Agreement having an Effective Date of April 15th, 2010, as amended on July 5th, 2011 (the “Development Agreement”);

WHEREAS, Cargill and Bioamber entered into a Commercial License Agreement having an Effective Date of April 15, 2010 (the “Commercial License”);

WHEREAS, Bioamber now desires to amend the Development Agreement to allow Bioamber to fund a research project being conducted by [***];

WHEREAS, Bioamber further desires to [***] (1) Bioamber’s existing demonstration-scale succinic acid production facility located at Pomacle, France; and (2) a succinic acid production facility located at Sarnia, Ontario Canada having a maximum production capacity of 35,000 metric tons of succinic acid per year (the “Sarnia Plant”). [***];

WHEREAS, Cargill is willing to allow Bioamber to fund the [***] and to conduct the [***], subject to the following terms and conditions. Now therefore the Parties agree:

Amendment To the Development Agreement

A. Section 13.9 of the Development Agreement is amended to add the following at the end of the Section:

“Notwithstanding the above, Bioamber may fund [***].

B. New Section 13.10 is added to the Development Agreement as set forth below:

“13.10 Notwithstanding the provisions of section 13.9, Bioamber may conduct the [***], subject to Bioamber hereby agreeing to [***].”

Amendment To the Commercial License

A. Section 5.9 of the Commercial License is amended to add the following at the end of the Section:

“Bioamber shall use best efforts to obtain regulatory approvals for the use of the CB1 Strain in all countries where Bioamber and/or a Bioamber licensee are using any strain other than the CB1 strain for the production of succinic acid and/or salts thereof. Additionally, Bioamber shall use best efforts to scale up the CB1 Strain and fermentation protocols utilizing the CB1 Strain.”

Nothing in these amendments will reduce Bioamber’s obligations to [***].

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CARGILL, INCORPORATED

By:	/s/ [***]
Name: [***]
Title: Director, [***]
Date:	10/19/2011

BIOAMBER, SAS

By:	/s/ Jean-François Huc
Name: Jean-François Huc
Title: President
Date:	October 15, 2011

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